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                                                                    Exhibit 10.5

                         STERLING FINANCIAL CORPORATION

                              AMENDED AND RESTATED

                           DEFERRED COMPENSATION PLAN

         Sterling Financial Corporation, a Washington corporation ("Sterling"), hereby adopts, amends and restates the Deferred Compensation Plan which was initially adopted by Sterling Savings Bank effective July 1, 1984. This Amended and Restated Plan is effective as of the 1st day of July, 1999.

                                   I. PURPOSE

         Sterling continues this unfunded deferred compensation plan to provide retirement benefits to a select group of management personnel in order to attract, retain, and encourage the efforts of the executives who have rendered valuable services to Sterling. All rights hereunder shall be construed and governed by the laws of the State of Washington. This Plan is intended to be a "top hat" plan for purposes of ERISA and it limits participation to certain key executives designated by Sterling, or any related entity adopting the Plan.

                                 II. DEFINITIONS

         2.01 ACCOUNT means the account maintained for each Participant under
Section 4.01.

         2.02 BENEFICIARY means a person designated under Section 4.04 by a Participant to receive plan benefits in the event of the Participant's death.

         2.03 BOARD means the Board of Directors of Sterling.

         2.04 CHANGE IN CONTROL. A change in control shall be deemed to have occurred at such times as:

                  (a) any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act) (other than Sterling or an affiliate of Sterling) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 25% or more of the then outstanding securities of Sterling;

                  (b) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Sterling cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

                  (c) the Shareholders of Sterling approve (i) a plan of complete liquidation of Sterling; or (ii) an agreement for the sale or disposition of all or substantially all of Sterling's assets; or (iii) a merger or consolidation of Sterling with any other corporation, other than

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         a merger or consolidation which would result in the voting securities of Sterling outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of Sterling (or such surviving entity) outstanding immediately after such merger or consolidation.

         2.05 COMMITTEE means the Personnel Committee appointed by the Board, which shall consist solely of outside directors who are not employees of Sterling.

         2.06 DEFERRED COMPENSATION POOL. The total annual dollar amount, if any, to be credited to Participants' Accounts by Sterling as determined by the Board, after recommendation by the Committee.

         2.07 DISABILITY means disability as determined under Sterling's long-term or permanent disability insurance policy then in effect.

         2.08 FISCAL YEAR means Sterling's fiscal year which currently ends December 31.

         2.09 KEY EMPLOYEE means an employee of Sterling who is a member of a select group of management or a highly compensated employee.

         2.10 NORMAL RETIREMENT AGE means the last day of the calendar month in which the Participant attains sixty years of age.

         2.11 PARTICIPANT means an employee of Sterling who participates in the benefits of the Plan, or a person who so participated at the time of his retirement, death, disability or resignation and who retains or whose Beneficiary obtains benefits under the Plan in accordance with its terms.

         2.12 PLAN means this Deferred Compensation Plan of Sterling.

         2.13 PLAN YEAR means the twelve-month period corresponding to the Fiscal Year.

         2.14 SUBSIDIARY means any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of Sterling within the meaning of
Section 424(f) of the Internal Revenue Code of 1986, as amended.

         2.15 STERLING means Sterling Financial Corporation, a Washington corporation, including its Subsidiaries which participate in the Plan (each a "Participating Corporation"), and each of their successors.

         2.16 YEAR OF SERVICE means each fiscal year in which the Participant works at least one thousand hours for Sterling.

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              III. PARTICIPATION AND METHOD OF ALLOCATION OF FUNDS

         3.01 ELIGIBILITY. Pursuant to Section 7.02, the Committee shall specify which Key Employees shall be entitled to participate in the Deferred Compensation Pool for any given Plan Year. The Committee's selection shall be based on objective criteria uniformly applied which may change from time to time in the discretion of the Committee. The Committee's determination of eligibility for any given Plan Year does not guarantee eligibility in subsequent Plan Years. In the event any Key Employee is no longer designated as an active Participant eligible for further allocations under the Plan, such Key Employee shall become an inactive Participant and retain all other rights described under this Plan, until the Key Employee again becomes an active Participant.

         3.02 ALLOCATION. The method by which the Deferred Compensation Pool shall be allocated or credited for the benefit of each Participant for the following Plan Year shall be determined annually by the Committee, in its absolute discretion.

                                  IV. BENEFITS

         4.01 PARTICIPANT ACCOUNTS. The Committee shall cause an Account to be kept in the name of each Participant and each Beneficiary of a deceased Participant, which shall reflect the value of the deferred benefit and the vested amount thereof allocated to each Participant or Beneficiary under the Plan. Effective as of the date the Board approves the Deferred Compensation Pool for such Plan Year, or on such other date as the Committee may determine, each Participant's Account shall be credited with that portion, if any, of the Deferred Compensation Pool as has been allocated by the Committee pursuant to
Section 7.02. The balance of each Account shall be equal to the sum of all contributions to the Account plus the net sum of all investment gains and losses attributable to the Account (the "Balance"). Benefits payable from an Account shall be determined by subtracting the sum of unvested contributions to the Account from the Account Balance as of the date of determination. For example, if on a date of determination contributions to a Participant's account equal $10,000, the contributions are 10% vested and the net amount of investment gains and losses is $1,200, an eligible Participant will be entitled to a benefit of $2,200. Conversely, if the same Account has incurred net investment losses of $2,000, no benefit will be payable as of the date of determination. In such an event, however, no Participant shall be required to reimburse Sterling for net investment losses.

         4.02 NATURE OF PARTICIPANT'S INTEREST. Until and except to the extent that funds from a Participant's Account are actually distributed to such Participant (or Beneficiary), the interest therein of each Participant (or Beneficiary) is contingent and subject to forfeiture. Title to and beneficial ownership of all assets in the Plan, whether cash, certificates of deposit, or other deposits (including certificates of or deposits in Sterling Savings Bank), and whether in stocks (including Sterling stock), bonds, mutual funds, life insurance, or other investments, shall, at all times, remain general assets of Sterling subject to the claims of its general creditors. Neither Sterling nor this Plan gives any ownership interest in any assets of Sterling to a Participant or Beneficiary. The rights of each Participant, any Beneficiary, or any person claiming through a Participant shall be solely those of an unsecured general creditor of Sterling.

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         4.03 NO TRUST. Sterling's obligation under this Plan shall be an unfunded and unsecured promise to pay. Sterling shall not be obligated under any circumstances to fund its financial obligations under this Plan prior to the date any benefits become payable pursuant to the terms of the Plan, and neither Sterling, members of the Board or Committee, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Benefits payable under the Plan shall be reflected on the account records of Sterling but shall not be construed to create or require the creation of a trust, custodial, or escrow account. No Participant or Beneficiary shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that Sterling may purchase, establish, or accumulate to aid in providing benefits under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Employer and a Participant, Beneficiary, or any other person.

         4.04 DESIGNATION OF BENEFICIARY. Each Participant shall have the right to designate Beneficiaries who are to succeed to his contingent right to receive future payments hereunder in the event of his death. In case of a failure to designate, or in the case of the death of a designated Beneficiary without a designated successor, distributions shall be made to a Participant's surviving spouse or, if none, to his estate. No designation of Beneficiary or change thereof shall be valid unless in writing, signed by the Participant, dated and filed with the Committee.

                                V. DISTRIBUTIONS

         5.01 FORM OF BENEFITS. The Committee, in its absolute discretion, will determine the method of distribution, which may be a lump sum or otherwise, and the manner of distribution of the Participant's Account, but in no event shall installment distributions be made over a period of more than ten years. Installment distributions shall be made in substantially equal monthly, quarterly or annual installments and the Account shall receive its proportionate share of net earnings until it has been fully paid. Such installments may be accelerated at any time by the Committee. Upon the Request of a Participant or Beneficiary, which Request the Committee may in its absolute discretion grant or deny, payments to a Participant or Beneficiary may be made in whole or in part through distributions in kind of Plan assets, if any, such as stock.

         5.02 COMMENCEMENT OF PAYMENTS. Commencement of distribution in each case may be deferred by the Committee, but not beyond one year after the termination, retirement, disability or death of a Participant. In case of a Participant's death before distributions are completed, the balance may be distributed in a lump sum or on an installment basis, as the Committee may determine. The Committee shall have the right, in its absolute discretion, to accelerate any payments being made hereunder.

                          VI. AMENDMENT AND TERMINATION

         6.01 AMENDMENT. Sterling reserves the right to amend the Plan at any time by resolution of its Board of Directors. The Board of Directors will determine the effective date of the amendment. The amendment may not deprive any Participant or Beneficiary of any benefit or right he or she would have been entitled to prior to the effective date of the amendment.

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         6.02 TERMINATION. Sterling also may terminate the Plan at any time by resolution of the Board of Directors. In the event of Plan termination, each Participant's Account balance shall become 100% vested and nonforfeitable. A Participant's Account will be distributed in accordance with the provisions of
Article V.

                                 VII. COMMITTEE

         7.01 DISCRETION. The Committee shall, with respect to the general management of the Plan, have the final and absolute right to reconcile any inconsistency in the Plan, to interpret and construe the provisions of the Plan in all particulars in such manner and to such extent as it deems proper and to take all action and make all decisions and determinations necessary under the Plan or in connection with its administration, interpretation and application. Any interpretation or construction placed upon any term or provision of the Plan by the Committee, any decision of the Committee with regard to the rights of a Participant, former Participant or Beneficiary or any other person, any reconciliation of an inconsistency in the Plan made by the Committee and any other action, determination or decision whatsoever taken by the Committee, shall be final, conclusive and binding upon all persons or parties interested or concerned in the Plan.

         7.02 MEETINGS. The Committee shall meet no later than forty-five (45) days following the end of each Plan Year. At such meeting the Committee, in addition to addressing any other matters which may come to its attention, shall:

         (a) Identify the Key Employees who will be eligible to participate in the Plan during the current Plan Year;

         (b) Arrive at a recommendation as to the amount of the Deferred Compensation Pool for the current Plan Year, which recommendation shall be communicated to the Board; and

         (c) Determine the method by which the Deferred Compensation Pool shall be allocated to the Participants for that Plan Year.

                                VIII. INVESTMENTS

         8.01 ELECTION. Sterling participates in a retirement plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Participants under the 401(k) Plan have the conditional right to direct the investment and re-investment of assets comprising such participants' individual accounts. Subject to the conditions set forth herein and in the 401(k) Plan, Participants hereunder shall have the right to direct the investment and re-investment of amounts in their individual Accounts at the times and in the manner specified in the 401(k) Plan.

         8.02 STATEMENT OF ACCOUNT. Within one hundred twenty (120) days after the close of each Plan Year, a statement shall be given by the Committee to each Participant setting forth, with regard to such Plan Year, the balance standing to the credit of his or her Account, the net earnings and losses, and the vested amount of the Account.

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         8.03 NO LIABILITY. Neither Sterling, the Committee, the Board nor any
affiliate of any of them shall be liable for any investment or other losses or damages arising out of or relating to a Participant's Account including a Participant's election under Section 8.01.

                                   IX. VESTING

         9.01 VESTING SCHEDULE. Notwithstanding any contrary provision in this Plan, all amounts in an Account shall become 100% vested: (a) upon a Change of Control; (b) when the related Participant attains Normal Retirement Age; (c) when the employment of the related Participant terminates due to death or disability; or (d) upon termination of the Plan. Prior to such an event, each contribution to an Account shall vest in accordance with the schedule below:

          YEARS OF SERVICE WITH STERLING INCLUDING THE PLAN
            YEAR IN WHICH SUCH CONTRIBUTION IS CREDITED TO                     PERCENT OF EACH CONTRIBUTION
                        PARTICIPANT'S ACCOUNT                                             VESTED
         ---------------------------------------------------                   ----------------------------
         1 Year of Service but less than 2                                                  10%
         2 Years of Service but less than 3                                                 20%
         3 Years of Service but less than 4                                                 30%
         4 Years of Service but less than 5                                                 40%
         5 Years of Service but less than 6                                                 50%
         6 Years of Service but less than 7                                                 60%
         7 Years of Service but less than 8                                                 70%
         8 Years of Service but less than 9                                                 80%
         9 Years of Service but less than 10                                                90%
         10 Years of Service                                                               100%


         9.02 ACCELERATION. As provided in Section 9.01(d) and notwithstanding the foregoing schedule, after a Participant has reached the age of 51, the vesting of all new contributions to the Participant's Account shall be accelerated, pro rata, so that such vesting will reach 100% in the year the Participant attains the age of 60. For example, if $1,000 is contributed to a Participant's Account when the Participant is 55 years of age, such contribution will vest at 20% per year so that it will be 100% vested in the year the Participant attains the age of 60. After a Participant has attained the age of 60, all new contributions to the Participant's Account shall immediately vest at 100%.

                                X. MISCELLANEOUS

         10.01 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in the employ of Sterling, or any related entity.

         10.02 NO LIABILITY. Neither Sterling, the Committee, the Board nor any affiliate of any of them shall be liable for any action or determination made in good faith with respect to this Plan.

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         10.03 NO GUARANTEE OF TAX CONSEQUENCES. Neither Sterling nor the
Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any Participant in the Plan.

         10.04 SEVERABILITY. In the event any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

         10.05 BENEFITS NOT ASSIGNABLE. Neither the Participant nor Beneficiary may assign, transfer, anticipate or pledge the benefits under this Agreement, nor may they be subject to attachment or garnishment of creditors. Any attempt to assign, transfer or pledge a Participant's benefits under this Agreement is void.

         10.06 BENEFIT. This Agreement is binding upon and inures to Sterling, its successors and assigns and the Participant, his heirs and legal representatives.

         10.07 GENDER USAGE. The use of the masculine includes the feminine gender for all purposes of this Agreement.

         10.08 NOTICE. Any notices required or permitted to be given under this Plan shall be sufficient if in writing and hand delivered or sent by certified or registered mail, return receipt requested, to the following addresses:

         To Sterling:         Sterling Financial Corporation
                              111 North Wall Street
                              Spokane, WA 99201

         To Participant:      AT THE PARTICIPANT'S ADDRESS ON FILE WITH STERLING

or at such other addresses as Sterling or a Participant may designate, from time to time, in writing.

                                        STERLING FINANCIAL CORPORATION

                                        By______________________________________
                                        Title___________________________________


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                         STERLING FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                           DEFERRED COMPENSATION PLAN
                             PARTICIPATION AGREEMENT
                        FOR PARTICIPATION BY SUBSIDIARIES
                               (PLAN SECTION 2.15)

         The undersigned Corporation, by executing this Participation Agreement, elects to become or to continue as a Participating Corporation in the Plan as if the Participating Corporation were a signatory to the Plan. The Participating Corporation accepts, and agrees to be bound by, all of the provisions of the Plan.

         DATED this ____ day of _______________, 1999.

                                       -----------------------------------------
                                       NAME OF PARTICIPATING CORPORATION

                                       -----------------------------------------
                                       Signed:
                                               ---------------------------------

                                       Participating Employer's EIN:
                                                                     -----------

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